Exhibit 23.4
                        Consent of Carruthers & Company


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Carruthers & Company
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Providing Financial and Intellectual Capital






                                                              September 10, 1997


Board of Directors
Federal Trust Corporation
1211 Orange Avenue
Winter Park, Florida 32789

Gentlemen:

         We hereby  consent to the  references to this firm in the  Registration
Statement on Form S-1 Amendment No.1 filed by Federal Trust Corporation ("Company"), and all amendments thereto regarding the issuance and registration of shares of common stock by the Company.

                                         Sincerely,

                                         /s/Alan P. Carruthers
                                            Alan P. Carruthers
                                            President


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